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                                                                     Exhibit 4.3

                      NISSAN MASTER OWNER TRUST RECEIVABLES

                                     Issuer

                            [______________________]

                                Indenture Trustee

                                SERIES 200[_]-[_]

                              INDENTURE SUPPLEMENT

                              Dated as of [______]

                     Nissan Master Owner Trust Receivables,
                                SERIES 200[_]-[_]

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                                TABLE OF CONTENTS

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ARTICLE I      CREATION OF SERIES 200[_]-[_] NOTES...................................................     2

     Section 1.01.  Designation......................................................................     2

ARTICLE II     DEFINITIONS...........................................................................     2

     Section 2.01.  Definitions......................................................................     2

     Section 2.02.  Other Definitional Provisions....................................................    12

ARTICLE III    SERVICING FEE.........................................................................    13

     Section 3.01.  Servicing Compensation...........................................................    13

ARTICLE IV     RIGHTS OF SERIES 200[_]-[_] NOTEHOLDERS AND ALLOCATION AND
               APPLICATION OF COLLECTIONS............................................................    13

     Section 4.01.  Collections and Allocations......................................................    13

     Section 4.02.  Determination of Monthly Interest................................................    15

     Section 4.03.  [RESERVED].......................................................................    16

     Section 4.04.  Application of Available Amounts on Deposit in the Collection
                    Account, the Accumulation Account and Other Sources of Payment...................    16

     Section 4.05.  Investor Charge-Offs.............................................................    20

     Section 4.06.  Reallocated Principal Collections................................................    21

     Section 4.07.  Excess Interest Amounts..........................................................    21

     Section 4.08.  Excess Principal Amounts.........................................................    21

     Section 4.09.  Series Nominal Liquidation Amount, Overcollateralization
                    Amount and Invested Amount.......................................................    22

     Section 4.10.  Establishment of Accumulation Account............................................    22

     Section 4.11.  Accumulation Period..............................................................    24

     Section 4.12.  Establishment of Reserve Account.................................................    24

     Section 4.13.  Determination of [Note Interest Rate] [LIBOR]....................................    26

ARTICLE V      DELIVERY OF SERIES 200[_]-[_] NOTES; DISTRIBUTIONS;
               REPORTS TO SERIES 200[_]-[_] NOTEHOLDERS..............................................    27

     Section 5.01.  Delivery and Payment for Series 200[_]-[_] Notes.................................    27

     Section 5.02.  Distributions....................................................................    27

     Section 5.03.  Reports and Statements to Series 200[_]-[_] Noteholders..........................    28

ARTICLE VI     SERIES 200[_]-[_] EARLY AMORTIZATION EVENTS AND
               ADDITIONAL EVENT OF DEFAULT...........................................................    28
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                                TABLE OF CONTENTS
                                   (continued)

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     Section 6.01.  Series 200[_]-[_] Early Amortization Events......................................    28

ARTICLE VII    REDEMPTION OF SERIES 200[_]-[_] NOTES: SERIES FINAL
               MATURITY; FINAL DISTRIBUTIONS.........................................................    31

     Section 7.01.  Redemption of Series 200[_]-[_] Notes............................................    31

     Section 7.02.  Series Final Maturity............................................................    31

ARTICLE VIII   MISCELLANEOUS PROVISIONS..............................................................    32

     Section 8.01.  Ratification of Agreement........................................................    32

     Section 8.02.  Form of Delivery of Series 200[_]-[_] Notes......................................    32

     Section 8.03.  Amendments and Waivers...........................................................    32

     Section 8.04.  Counterparts.....................................................................    32

     Section 8.05.  Governing Law....................................................................    32

     Section 8.06.  Effect of Headings and Table of Contents.........................................    33

EXHIBIT A  Form of Series 200[_]-[_] Notes

EXHIBIT B  Form of Monthly Servicer's Statement

EXHIBIT C  Form of Authorized Officer Certificate
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                                      -ii-

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                  SERIES 200[_]-[_] INDENTURE SUPPLEMENT, dated as of [______]
(as amended, supplemented or otherwise modified from time to time, the "Indenture Supplement"), by and between NISSAN MASTER OWNER TRUST RECEIVABLES, a Delaware statutory trust, as issuer (the "Issuer"), and [_________________], a [_______] banking [association][corporation], as Indenture Trustee (the "Indenture Trustee").

                                    RECITALS

                  A. Section 2.12 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into an Indenture Supplement to authorize the issuance by the Issuer of Notes in one or more Series.

                  B. The parties to this Indenture Supplement, by executing and delivering this Indenture Supplement, are providing for the creation of the Series 200[_]-[_] Notes and specifying the principal terms thereof.

                  In consideration of the mutual covenants and agreements contained in this Indenture Supplement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                GRANTING CLAUSES

                  In addition to the Grant of the Indenture, the Issuer hereby Grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Series 200[_]-[_] Notes, all of the Issuer's right, title and interest (whether now owned or hereafter acquired) in, to and under:

                  (i) all Collections on the Receivables allocated to the Holders of the Series 200[_]-[_] Notes;

                  (ii) the Reserve Account and all amounts on deposit therein from time to time; and

                  (iii) all present and future claims, demands, causes of action and choses in action regarding the foregoing and all payments on the foregoing and all proceeds of any nature whatsoever regarding the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, general intangibles, goods, checks, deposit accounts, instruments, investment property, money, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of the foregoing.

                  The foregoing Grants are made in trust to secure (a) the Issuer's obligations under the Series 200[_]-[_] Notes equally and ratably without prejudice, priority, or distinction between any Series 200[_]-[_] Note and any other Series 200[_]-[_] Note, (b) the payment of all other sums payable under the Series 200[_]-[_] Notes, the Indenture and this Indenture Supplement and (c) the compliance with the terms and conditions of the Series 200[_]-[_] Notes, the Indenture and this Indenture Supplement, all as provided herein or therein.

                  The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in

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accordance with the provisions hereof and agrees to perform the duties herein required to the end that the interests of the Series 200[_]-[_] Noteholders may be adequately protected.

                                   ARTICLE I

                       CREATION OF SERIES 200[_]-[_] NOTES

                  Section 1.01. Designation.

                  (a) There is hereby created a Series of Notes to be issued by the Issuer on the Series 200[_]-[_] Issuance Date pursuant to the Indenture and this Indenture Supplement to be known as the "Nissan Master Owner Trust Receivables, Series [_]-[_] Notes" or the "Series 200[_]-[_] Notes." The Series 200[_]-[_] Notes will be due and payable on the Series 200[_]-[_] Final Maturity Date.

                  (b) The Series 200[_]-[_] Notes will be included in Excess Interest Sharing Group [___] and in Excess Principal Sharing Group [___]. The Series 200[_]-[_] Notes shall not be subordinated to any other Series.

                  (c) The first Payment Date with respect to the Series 200[_]-[_] Notes shall be [_____], 200[_].

                  (d) The Series 200[_]-[_] Notes are "Notes" and this Indenture Supplement is an "Indenture Supplement" for all purposes under the Indenture. If any provision of the Series 200[_]-[_] Notes or this Indenture Supplement conflicts with or is inconsistent with any provision of the Indenture, the provisions of the Series 200[_]-[_] Notes or this Indenture Supplement, as the case may be, control.

                  (e) Each term defined in Section 2.01 of this Indenture Supplement relates only to Series 200[_]-[_] and this Indenture Supplement and to no other Series or Indenture Supplement.

                                   ARTICLE II

                                   DEFINITIONS

                  Section 2.01. Definitions.

                  Whenever used in this Indenture Supplement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  "Accumulation Account" has the meaning specified in Section 4.10(a).

                  "Accumulation Period" means, unless an Early Amortization Period shall have occurred prior thereto, the period commencing on the Accumulation Period Commencement Date and terminating on the earlier of (i) the close of business on the day

                                       2

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immediately preceding the date on which an Early Amortization Period commences and (ii) the last day of the Collection Period preceding the Payment Date on which the Series 200[_]-[_] Outstanding Principal Amount is to be paid in full.

                  "Accumulation Period Commencement Date" means, the close of business on [____] or such later date as is determined in accordance with
Section 4.11.

                  "Accumulation Period Length" has the meaning specified in
Section 4.11.

                  "Accumulation Shortfall" means (i) on the first Payment Date with respect to the Accumulation Period, zero and (ii) thereafter, on each Payment Date with respect to the Accumulation Period, the excess, if any of the Controlled Deposit Amount for the preceding Payment Date over all amounts deposited in the Accumulation Account pursuant to Section 4.04 on such Payment Date.

                  "Additional Interest" has the meaning set forth in Section 4.02(b).

                  "Adjusted Pool Balance" means, as of any date of determination, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to amounts transferred to the Issuer on that date).

                  "Annex of Definitions" shall mean the Annex of Definitions attached to the Indenture and the other Transaction Documents, as amended, supplemented or otherwise modified from time to time.

                  ["Calculation Agent" means, initially, the Indenture Trustee and, thereafter, any other Person designated by the Indenture Trustee to act in such capacity.]

                   "Cash Management Account" means one or more deposit, demand deposit or similar accounts or any securities account administered by NMAC, into which a Dealer may, from time to time, pursuant to a cash management agreement between NMAC and such Dealer, deposit funds for the purpose of reducing the balance on which interest accrues under the Floorplan Financing Agreement between NMAC and such Dealer.

                   "Cash Management Account Balance" means, at any time, the aggregate of all amounts on deposit in the Cash Management Account, to the extent such deposited amounts are deducted from the balance on which interest accrues (in accordance with the applicable cash management agreement between NMAC and a dealer) pursuant to the applicable Floorplan Financing Agreement.

                  "Controlled Accumulation Amount" means, for any Payment Date with respect to the Accumulation Period, $[_______]; provided, however, that if the Accumulation Period Length is determined to be less than [__] months pursuant to Section 4.11, the Controlled Accumulation Amount for each Payment Date with respect to the Accumulation Period shall be equal to the quotient obtained by dividing (i) the Series 200[_]-[_] Initial Principal Amount by (ii) the Accumulation Period Length.

                  "Controlled Deposit Amount" means, for any Payment Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Accumulation Shortfall existing on such Payment Date.

                  "Corporate Trust Office" means [_______________________].

                  "Covered Amount " means, for any day on which amounts are on deposit in the Accumulation Account, an amount equal to product of (i) a fraction, the numerator of which is 1 and the denominator of which is 360, (ii) the Note Interest Rate with respect to the Interest Period in which such day occurs and (iii) the aggregate amount on deposit in the Accumulation Account, if any, on such day, after giving effect to any deposit thereto on such day.

                  "Date of Processing" means, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer file of accounts (without regard to the effective date of such recordation).

                   "Dealer Overconcentrations" means, on any Payment Date, with respect to any Dealer or group of affiliated Dealers, the amount of Principal Receivables which exceed the specified levels set forth in the definition of "Required Participation Amount."



                                       3


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                  "Defaulted Amount" means, for any day in a Collection Period, an amount (which shall not be less than zero) equal to (a) the principal balance of Receivables that became Defaulted Receivables on such day, minus (b) the principal amount of any such Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of the Transfer and Servicing Agreement (except that if an Insolvency Event occurs with respect to the Transferor, the amount of such Defaulted Receivables that are subject to reassignment to the Transferor shall be zero); minus (c) the principal amount of any such Defaulted Receivables which are to be purchased by the Servicer in accordance with the terms of the Transfer and Servicing Agreement (except that if an Insolvency Event occurs with respect to the Servicer, the amount of such Defaulted Receivables that are subject to purchase by the Servicer shall be zero).

                  "Defaulted Receivable" means each Receivable that on any date of determination has been charged off as uncollectible on that date in accordance with the Floorplan Financing Guidelines.

                  "Designated LIBOR Page" means the display on Bridge Telerate, Inc. or any successor service or any page which may replace the designated page on such service or any successor service that displays the London interbank rates of major banks for United States dollars.

                  "Determination Date" means, for any Payment Date, the day that is two Business Days before such Payment Date.

                  "Early Amortization Event" means any Early Amortization Event specified in the definition of "Early Amortization Event" in the Annex of Definitions or in Section 6.01.

                  "Early Amortization Period" means a period beginning on the day on which an Early Amortization Event occurs and terminating on the earliest of (i) the last day of the Collection Period preceding the Payment Date on which the Series 200[_]-[_] Invested Amount is to be paid in full or reduced to zero,
(ii) if the Early Amortization Period has commenced before the commencement of the Accumulation Period, the day on which the Revolving Period recommences under the circumstances described in the Indenture and in Section 6.01 and (iii) the Trust Termination Date.

                  "Event of Default" means any Event of Default specified in the definition of "Event of Default" in the Annex of Definitions.

                  "Excess Interest Amounts" means, with respect to Series 200[_]-[_], for any Payment Date, the excess (if any) of (i) the Series 200[_]-[_] Investor Available Interest Amounts for such Payment Date over (ii) the full amount required to be paid, without

                                       4


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duplication, pursuant to clauses (i) through (v) of Section 4.04(a) on such
Payment Date.

                  "Excess Interest Sharing Group [___]" means Series 200[_]-[_] and each other Series specified in the related Indenture Supplement to be included in Excess Interest Sharing Group [___] from which, or to which, Excess Interest Amounts (and comparable amounts with respect to each such other Series) may be allocated to cover shortfalls in payments or deposits of the other Series in Excess Interest Sharing Group [___].

                  "Excess Principal Amounts" means, with respect to Series 200[_]-[_], for any Payment Date, (i) during the Revolving Period, the Series 200[_]-[_] Investor Available Principal Amounts for such Payment Date, and (ii) during the Accumulation Period or the Early Amortization Period, the excess, if any, of (a) the Series 200[_]-[_] Investor Available Principal Amounts for such Payment Date over (b) the full amount required to be paid, without duplication, pursuant to clause (i) of Section 4.04(d) or clause (i) of Section 4.04(e) on such Payment Date.

                  "Excess Principal Sharing Group [___]" means Series 200[_]-[_] and each other Series specified in the related Indenture Supplement to be included in Excess Principal Sharing Group [___] from which, or to which, Excess Principal Amounts (and comparable amounts with respect to each such other Series) may be allocated to cover shortfalls in payments or deposits of the other Series in Excess Principal Sharing Group [___].

                  "Final Maturity Date" means [___].

                  "Floorplan Financing Agreement" means the agreement or set of agreements establishing a floorplan financing account between NMAC and a motor vehicle dealer in the ordinary course of business for NMAC relating to automobile and light-duty truck inventory of such dealer, among other things.

                  ["Fitch" means Fitch Inc.]

                  "Floorplan Financing Guidelines" means the written policies and procedures of NMAC, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining (i) the maximum amount lent to and interest rate charged to dealers for such financing,
(ii) the other terms and conditions relating to NMAC's floorplan financing accounts, (iii) the creditworthiness of dealers and (iv) the continued extension of credit to dealers and (b) relating to the maintenance of accounts and collection of receivables and (c) relating to the Cash Management Accounts maintained by NMAC on behalf of dealers.

                  "Incremental Overcollateralization Amount" means, on any Payment Date, the product obtained by multiplying (i) a fraction, the numerator of which is the Series 200[_]-[_] Invested Amount on such Payment Date before giving effect to distributions on such date, and the denominator of which is the Pool Balance as of the last day of the preceding Collection Period by (ii) the sum of:

                  [(A) the aggregate principal amount of Ineligible Receivables, other than Ineligible Receivables that (I) became Defaulted Receivables during the preceding Collection Period or (II) are subject to reassignment from the Issuer; plus

                  (B) the Dealer Overconcentrations, other than the aggregate principal balance of Receivables which comprise the Dealer Overconcentrations that (I) became Defaulted Receivables during the preceding Collection Period or
(II) are subject to reassignment from the Issuer.]

Each of clauses [(A) and (B)] above shall be calculated on each Determination Date using balances and amounts as of the last day of the Collection Period preceding such Determination Date.

                  "Indenture" means the Indenture, dated as of [________], between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Interest Deficiency" has the meaning specified in Section 4.02(b).

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                  "Interest Determination Date" means, with respect to any
Interest Period, the day that is two London Business Days prior to the first day of such Interest Period.

                  "Interest Period" means, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the first Payment Date, from and including the Series 200[_]-[_] Issuance Date) to but excluding such Payment Date.

                  "Interest Shortfall" means, with respect to Series 200[_]-[_] for any Payment Date, the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to clauses (i) through (v) of Section 4.04(a) on such Payment Date over (b) the Series 200[_]-[_] Investor Available Interest Amounts for such Payment Date.

                  "Investor Charge-Offs" has the meaning specified in Section 4.05.

                  "LIBOR" means, with respect to any Interest Period or portion thereof, the rate per annum for deposits in U.S. dollars having a maturity of one month (commencing on the first day of such Interest Period) as of 11:00 a.m. London time on the applicable Interest Determination Date and determined pursuant to Section 4.13.

                  "London Business Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

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                  "Monthly Interest" has the meaning specified in subsection
4.02(a).

                  "Monthly Payment Rate" means, with respect to any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Principal Collections with respect to such Collection Period and the denominator of which is the average of the Pool Balance on the first and last day of such Collection Period.

                  "Monthly Servicing Fee" means, for any Payment Date, an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Series Nominal Liquidation Amount as of the first day of the related Collection Period (or, in the case of the first Payment Date following the Series 200[_]-[_] Issuance Date, the Series 200[_]-[_] Nominal Liquidation Amount as of such date); provided, that with respect to the first Payment Date, the Monthly Servicing Fee will be calculated based on the number of days in the period commencing on (and including) the Series 200[_]-[_] Issuance Date and ending on (and including) [________].

                  "Note Interest Rate" means, with respect to any Interest Period, a per annum rate equal to LIBOR as determined on the related LIBOR Determination Date plus [__]%.

                  "Payment Date" means [________] and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

                  "Pool Balance" means, on any date, the total amount of the principal balances of the Receivables on such date, net of the Cash Management Account Balance on such date.

                  "Primary Series 200[_]-[_] Overcollateralization Amount" means, as of any date of determination, the Series 200[_]-[_] Overcollateralization Percentage on the Series 200[_]-[_] Issuance Date of the Series 200[_]-[_] Initial Principal Amount] on such date minus the reductions, and plus the reinstatements [and increases (if any)], in the Primary Series 200[_]-[_] Overcollateralization Amount as provided in Section 4.09.

                  "Principal Shortfall" means, with respect to Series 200[_]-[_], (a) for any Payment Date with respect to the Revolving Period, zero,
(b) for any Payment Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount with respect to such Payment Date over the amount of Series 200[_]-[_] Investor Available Principal Amounts for such Payment Date and (c) for any Payment Date with respect to the Early Amortization Period, the excess, if any, of the Series 200[_]-[_] Invested Amount over the amount of Series 200[_]-[_] Investor Available Principal Amounts for such Payment Date.

                  "Reallocated Principal Collections" means, with respect to any Payment Date, the amount of Series 200[_]-[_] Investor Available Principal Amounts reallocated in accordance with Section 4.06, which amount shall not exceed the Series 200[_]-[_] Overcollateralization Amount for such Payment Date (after giving effect to any changes therein on such Payment Date).

                  "Reassignment Amount" means, with respect to any Payment Date, after giving effect to any deposits and distributions otherwise to be made on such Payment Date, the sum of (a) the Series 200[_]-[_] Outstanding Principal Amount on such Payment Date, plus (b) Monthly Interest for such Payment Date and any Monthly Interest previously due but not distributed to the

                                        7

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Series 200[_]-[_] Noteholders, plus (c) Additional Interest, if any, for such Payment Date and any Additional Interest previously due but not distributed to the Series 200[_]-[_] Noteholders on a prior Payment Date.

                  ["Required Federal Income Tax Opinion" means, with respect to the Issuer as to any action, an opinion of counsel to the effect that, for federal income tax purposes (i) the action will not adversely affect the tax characterization as debt of the notes of any outstanding series or class issued by the Issuer that were characterized as debt at the time of their issuance,
(ii) the action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation and (iii) the action will not cause or constitute an event in which gain or loss would be recognized by any holder of notes of any outstanding series or class issued by the Issuer.]

                  "Required Participation Amount" is the sum of (i) the sum of the required participation percentages (including the Required Participation Percentage) for each outstanding series multiplied by the respective initial invested amount for each such outstanding series and (ii) the sum of the required overcollateralization amounts for all outstanding series.

                  ["Required Participation Percentage" means, with respect to Series 200[_]-[_], [_]%, unless either (a) the aggregate balance of principal Receivables due from the [largest dealer or group of affiliated dealers (as measured by aggregate balance of principal Receivables, net of Cash Management Account deposits of such dealer or group of affiliated dealers, due from such dealer or group of affiliated dealers as a percentage of the Pool Balance)] on the close of business on the last day of any Collection Period is greater than [_]% of the Pool Balance on that day and the average of such dealer's or group of affiliated dealers' Monthly Payment Rate for each of the three preceding Collection Periods is less than [ ]%, (b) the aggregate balance of principal Receivables due from the [next [____] largest dealers or groups of affiliated dealers (as measured by aggregate balance of principal Receivables, net of Cash Management Account deposits of such dealers or groups of affiliated dealers, due from such dealers or groups of affiliated dealers as a percentage of the Pool Balance)] on the close of business on the last day of any Collection Period is greater than [_]% of the Pool Balance on that day and the average of such dealers' or groups of affiliated dealers' Monthly Payment Rate for each of the three preceding Collection Periods is less than [ ]% or (c) the aggregate balance of principal Receivables due from any other dealer or group of affiliated dealers at such time is greater than [_]% of the Pool Balance on that day, in which case the Required Participation Percentage, as of that last day and with respect to that Collection Period and the immediately following Collection Period only, will be [_]%. Furthermore, the Transferor may, upon ten days' prior notice to the Indenture Trustee and Standard & Poor's, Moody's [and Fitch], reduce the Required Participation Percentage to not less than 100%, so long as any one of Standard & Poor's, Moody's [and Fitch] shall not have notified the Transferor or the Servicer that any reduction will result in a reduction or withdrawal of the rating (if any) of the Series 200[_]-[_] Notes or any other outstanding Series or class of Notes for which it is providing a rating.]

                  "Reserve Account" has the meaning specified in Section
4.12(a).

                  "Reserve Account Initial Deposit" means $[________].

                  "Revolving Period" means the period beginning at the close of business on the Series 200[_]-[_] Issuance Date and terminating on the earlier of (i) the close of business on the day immediately preceding the date on which an Early Amortization Period commences and (ii) the close of business on the day immediately preceding the date on which the Accumulation Period commences; provided, however, that so long as the Accumulation Period has not commenced, the Revolving Period shall recommence if an Early Amortization Event has been terminated as provided in Section 6.01.

                  "Series 200[_]-[_]" means the Series of Notes, the terms of which are specified in this Indenture Supplement.

                  "Series 200[_]-[_] Allocable Defaulted Amounts" means, for any day in a Collection Period, the product of (a) the Series 200[_]-[_] Allocation Percentage for such day and (b) the aggregate principal balance of Receivables which became Defaulted Receivables on such day other than the principal balance of any such Receivable which has been reassigned to the Transferor or purchased by the Servicer, as the case may be, pursuant to the Transfer and Servicing Agreement.

                  "Series 200[_]-[_] Allocable Interest Collections" means, for any day in a Collection Period, the product of (a) the Series 200[_]-[_] Allocation Percentage for such day and (b) Interest Collections as to which such day is the Date of Processing for such Interest Collections.

                  "Series 200[_]-[_] Allocable Principal Collections" means, for any day in a Collection Period, the product of (a) the Series 200[_]-[_] Allocation Percentage for such day

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

and (b) Principal Collections as to which such day is the Date of Processing for such Principal Collections.

                  "Series 200[_]-[_] Allocation Percentage" means, for any day in a Collection Period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 200[_]-[_] Nominal Liquidation Amount for such day and the denominator of which is the sum of the series nominal liquidation amounts for all outstanding series of notes issued by the Issuer for such day.

                  "Series 200[_]-[_] Cut-Off Date" means [_____________],
200[__].

                  "Series 200[_]-[_] Expected Final Payment Date" means the Payment Date occurring on [_________].

                  "Series 200[_]-[_] Final Maturity Date" means the first to occur of (a) [________] and (b) the Trust Termination Date.

                  "Series 200[_]-[_] Fixed Allocation Percentage" means, for any day during a Collection Period or portion thereof occurring after the end of the Revolving Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 200[_]-[_] Nominal Liquidation Amount as of the close of business on the last day of the Revolving Period and the denominator of which is the product of (i) the Series 200[_]-[_] Allocation Percentage for such day and (ii) the Pool Balance on such day.

                  "Series 200[_]-[_] Floating Allocation Percentage" means, for any day during a Collection Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 200[_]-[_] Nominal Liquidation Amount for such day and the denominator of which is the product of
(i) the Series 200[_]-[_] Allocation Percentage for such day and (ii) the Pool Balance on such day.

                  "Series 200[_]-[_] Initial Principal Amount" means $[_______].

                  "Series 200[_]-[_] Invested Amount" means, as of any day during a Collection Period, an amount equal to the Series 200[_]-[_] Outstanding Principal Amount on such date minus the reductions, and plus the reinstatements [and increases, if any], in the Series 200[_]-[_] Invested Amount as provided in
Section 4.09.

                  "Series 200[_]-[_] Invested Amount Deficit" means, as of any date of determination, the amount, if any, by which (i) the Series 200[_]-[_] Outstanding Principal Amount on such date less the amount (other than investment earnings), if any, on deposit in the Accumulation Account on such date and the Series 200[_]-[_] Allocation Percentage for such date of amounts (other than investment earnings), if any, on deposit in the Excess Funding Account on such date, exceeds (ii) the Series 200[_]-[_] Invested Amount on such date.

                  "Series 200[_]-[_] Investor Available Interest Amounts" means, with respect to any Collection Period, an amount equal to (a) the sum of, for each day during such Collection Period, the product of the Series 200[_]-[_] Floating Allocation Percentage for such day and the Series 200[_]-[_] Allocable Interest Collections for such day, plus (b) all net investment earnings

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
on amounts (if any) on deposit in the Accumulation Account, plus (c)
Reallocated Principal Collections for the Payment Date following such Collection Period[, plus (d) the aggregate amount of funds, if any, which pursuant to the last sentence of Section 4.01(d) are required to be included in Series 200[_]-[_] Investor Available Interest Amounts with respect to the Payment Date following such Collection Period, [plus, (e) the amount, if any, of collections of Interest Receivables as to which the Date of Processing occurs in the Collection Period following such Collection Period (but prior to the Payment Date following such Collection Period) which the Issuer instructs the Servicer to include in Series 200[_]-[_] Investor Available Interest Amounts for such Collection Period (but in no event to exceed the product of (i) the Series 200[_]-[_] Series Allocation Percentage, (ii) the Series 200[_]-[_] Floating Allocation Percentage and (iii) the amount of such collections of Interest Receivables), minus (f) the amount, if any, which the Issuer instructed the Servicer pursuant to preceding clause (e) to include in Series 200[_]-[_] Investor Available Interest Amounts with respect to the Collection Period immediately preceding such Collection Period].

                  "Series 200[_]-[_] Investor Available Principal Amounts" means, with respect to any Collection Period, an amount equal to (a) the sum of, for each day during such Collection Period, the product of the Series 200[_]-[_] Allocable Principal Collections on such day and (i) during the Revolving Period, the Series 200[_]-[_] Floating Allocation Percentage for such day or (ii) after the Revolving Period, the Series 200[_]-[_] Fixed Allocation Percentage for such day, plus (b) the amount of Series 200[_]-[_] Investor Available Interest Amounts treated as Series 200[_]-[_] Investor Available Principal Amounts on the Payment Date following such Collection Period to cover Series 200[_]-[_] Investor Defaulted Amounts and to reimburse the Series 200[_]-[_] Nominal Liquidation Amount Deficit plus (c) the amount of Series 200[_]-[_] Investor Available Interest Amounts treated as Series 200[_]-[_] Investor Available Principal Amounts on each Payment Date on and after the occurrence of an Event of Default and a declaration that all Series 200[_]-[_] Notes are immediately due and payable pursuant to Section 5.03(a) of the Indenture, minus (d) Reallocated Principal Collections for the Payment Date following such Collection Period.

                  "Series 200[_]-[_] Investor Defaulted Amounts" means, with respect to any Collection Period, an amount equal to the sum of, for each day during such Collection Period, the product of the Series 200[_]-[_] Floating Allocation Percentage on such day and the Series 200[_]-[_] Allocable Defaulted Amounts on such day.

                  "Series 200[_]-[_] Issuance Date" means [____________].

                  "Series 200[_]-[_] Nominal Liquidation Amount" means the sum of (i) the Series 200[_]-[_] Invested Amount and (ii) the Series 200[_]-[_] Overcollateralization Amount.

                  "Series 200[_]-[_] Nominal Liquidation Amount Deficit" means as of any date of determination, the sum of (i) the Series 200[_]-[_] Invested Amount Deficit and (ii) the Series 200[_]-[_] Overcollateralization Amount Deficit.

                  "Series 200[_]-[_] Noteholder" means the Person in whose name a Series 200[_]-[_] Note is registered in the Note Register.

                  "Series 200[_]-[_] Noteholders' Collateral" means the Noteholders' Collateral for Series 200[_]-[_].

                  "Series 200[_]-[_] Notes" means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

                  "Series 200[_]-[_] Outstanding Principal Amount" means, with respect to any date, an amount equal to (a) the Series 200[_]-[_] Initial Principal Amount, minus (b) the

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

aggregate amount of any principal payments made to the Series 200[_]-[_] Noteholders before such date.

                  "Series 200[_]-[_] Overcollateralization Amount" means the sum of (i) the Primary Series 200[_]-[_] Overcollateralization Amount and (ii) the Incremental Overcollateralization Amount.

                  "Series 200[_]-[_] Overcollateralization Amount Deficit" means, as of any date of determination, the amount, if any, by which (x) the aggregate amount of reallocations and reductions of the Series 200[_]-[_] Overcollateralization Amount due to Investor Charge-Offs and Interest Shortfalls with respect to Series 200[_]-[_] as provided in Section 4.09(b) through such date exceeds (y) the aggregate amount of reimbursements of such reallocations and reductions as provided in Section 4.09(c) through such date.

                  "Series 200[_]-[_] Overcollateralization Percentage" means [__]%; provided, however, that if the rating of NML's long-term unsecured debt is reduced below "[__]" (or withdrawn) by Standard & Poor's (and, if NML's long-term unsecured debt is split rated, the lower rating shall control), then the Series 200[_]-[_] Overcollateralization Percentage shall be [__]% until the long-term unsecured debt of NML is rated at least "[__]" by Standard & Poor's.

                  "Servicing Fee Rate" means [__]% per annum or such lesser percentage as may be specified by the Servicer in an Officer's Certificate delivered to the Indenture Trustee stating that, in the reasonable belief of the Servicer, such change in percentage will not result in a Significant Adverse Effect.

                  "Shared Excess Interest Amounts" means, for any Payment Date, for each Series in Excess Interest Sharing Group [__], the sum of the Excess Interest Amounts for each of those Series.

                  "Shared Excess Principal Amounts" means, for any Payment Date, for each Series in Excess Principal Sharing Group [__], the sum of the Excess Principal Amounts for each of those Series.

                  "Specified Reserve Account Balance" means, with respect to any Payment Date, an amount equal to the product of [__]% and the Series 200[_]-[_] Invested Amount as of the Series 200[_]-[_] Issuance Date.

                  ["Swap Agreement" shall mean any currency swap agreement, entered into pursuant to Section [__] of the Trust Agreement and Section [__] of the Transfer and Servicing Agreement, including all schedules and confirmations thereto, entered into by the Issuer and the Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.]

                  ["Swap Counterparty" shall mean an unaffiliated third party, as swap counterparty under the Swap Agreement, or any successor or replacement swap counterparty from time to time under the Swap Agreement.]

                  "Trust Termination Date" means the earlier of (i) [__________] and (ii) the day following the day on which the right of all Series of Notes to receive payments from the Trust Assets has terminated.

                  Section 2.02. Other Definitional Provisions.

                  (a) All terms used herein and not otherwise defined herein have meanings ascribed to them in the Annex of Definitions.

                  (b) All terms defined in this Indenture Supplement have the same defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) As used in this Indenture Supplement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture Supplement or in any such certificate or other document, and accounting terms partly defined in this Indenture Supplement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Indenture Supplement. To the extent that the definitions of accounting terms in this Indenture Supplement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Indenture Supplement or in any such certificate or other document control.

                  (d) Unless otherwise specified, references to any dollar amount as on deposit or outstanding on any particular date means such amount at the close of business on such day.

                  (e) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Indenture Supplement refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Indenture Supplement, unless otherwise specified. The term "including" means "including without limitation."

                                   ARTICLE III

                                  SERVICING FEE

                  Section 3.01. Servicing Compensation.

                  The share of the Servicing Fee allocable to the Series 200[_]-[_] Noteholders with respect to any Payment Date is equal to the Monthly Servicing Fee. The portion of the Servicing Fee that is not allocable to the Series 200[_]-[_] Noteholders will be paid by the holders of the Transferor Interest or the Noteholders of other Series (as provided in the related Indenture Supplements) and in no event will the Issuer, the Indenture Trustee or the Series 200[_]-[_] Noteholders be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Interest or the Noteholders of any other Series. The Servicer may, by prior written notice to the Indenture Trustee, elect to waive the Monthly Servicing Fee for any Collection Period. Such waived Monthly Servicing Fee will be reimbursed on the Payment Date related to the subsequent Collection Period pursuant to Section 4.04(a).

                                   ARTICLE IV

                     RIGHTS OF SERIES 200[_]-[_] NOTEHOLDERS
                  AND ALLOCATION AND APPLICATION OF COLLECTIONS

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

                  Section 4.01. Collections and Allocations.

                  (a) Allocations. Interest Collections, Principal Collections and Defaulted Receivables allocated to Series 200[_]-[_] pursuant to
Article VIII of the Indenture and Section 4.01(b) shall be allocated between the Series 200[_]-[_] Noteholders and the holders of the Transferor Interest pursuant to Section 4.01(c) and (d) and then distributed as set forth in this
Article IV.

                  (b) Series Allocations. Prior to the close of business on each day during a Collection Period, the Servicer will (i) determine the Series 200[_]-[_] Allocation Percentage for such day and (ii) allocate Interest Collections, Principal Collections and Defaulted Receivables to Series 200[_]-[_] based on the Series 200[_]-[_] Allocation Percentage on such day.

                  (c) Allocations to Series 200[_]-[_] Noteholders. The Servicer shall, prior to the close of business on each day during a Collection Period, allocate to the Series 200[_]-[_] Noteholders the following amounts as set forth below:

                  (i) Allocations of Interest Collections. The Servicer shall allocate to the Series 200[_]-[_] Noteholders and deposit in the Collection Account for application as provided herein, an amount equal to the product of (A) the Series 200[_]-[_] Floating Allocation Percentage for such day and (B) the Series 200[_]-[_] Allocable Interest Collections as to which such day is the Date of Processing for such Collections; provided, that, so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to deposit such allocated amounts into the Collection Account until the Business Day preceding the Payment Date in the month following such Collection Period.

                  (ii) Allocations of Principal Collections. The Servicer shall allocate to the Series 200[_]-[_] Noteholders the following amounts as set forth below:

                           (A) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall allocate to the Series 200[_]-[_] Noteholders and deposit into the Collection Account for application as provided herein, an amount equal to the product of (I) the Series 200[_]-[_] Floating Allocation Percentage for such day and (II) the Series 200[_]-[_] Allocable Principal Collections for such day; provided, that, so long as the conditions set forth in
                  Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to deposit such allocated amounts into the Collection Account until the Business Day preceding the Payment Date in the month following such Collection Period.

                           (B) Allocations During the Accumulation Period and the Early Amortization Period. During the Accumulation Period and the Early Amortization Period, the Servicer shall allocate to the Series 200[_]-[_] Noteholders and deposit in the Collection Account for application as provided herein, an amount equal to the product of (I) the Series 200[_]-[_] Fixed Allocation Percentage for such day and (II) the Series 200[_]-[_] Allocable Principal Collections for such day; provided, that, so long as the conditions set

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

                  forth in Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to deposit such allocated amounts into the Collection Account until the Business Day preceding the Payment Date in the month following such Collection Period.

                  (iii) Allocations of Defaulted Amounts. The Servicer shall allocate to the Series 200[_]-[_] Noteholders the product of (A) the Series 200[_]-[_] Floating Allocation Percentage for such day and (B) the Series 200[_]-[_] Allocable Defaulted Amounts on such day.

                  (d) Allocation to Holders of the Transferor Interest. Prior to the close of business, on each day during a Collection Period, the Servicer shall allocate and, in the case of clauses (i) and (ii) below (except as set forth in the provisos following clause (iii) below), distribute to the holders of the Transferor Interest in accordance with the Trust Agreement the following amounts:

                  (i) the portion of the Series 200[_]-[_] Allocable Interest Collections not allocated to the Series 200[_]-[_] Noteholders pursuant to Section 4.01(c)(i) above;

                  (ii) the portion of the Series 200[_]-[_] Allocable Principal Collections not allocated to the Series 200[_]-[_] Noteholders pursuant to Section 4.01(c)(ii) above; and

                  (iii) the portion of the Series 200[_]-[_] Allocable Defaulted Amounts not allocated to the Series 200[_]-[_] Noteholders pursuant to Section 4.01(c)(iii) above;

provided, however, that the Servicer will not distribute to the holders of the Transferor Interest their allocation of Series 200[_]-[_] Allocable Interest Collections if and to the extent that the Adjusted Pool Balance does not equal or exceed the Required Participation Amount as of such day; and provided further that the Servicer will not distribute to the holders of the Transferor Interest their allocation of Series 200[_]-[_] Allocable Principal Collections if and to the extent that the Adjusted Pool Balance does not equal or exceed the Required Participation Amount as of such day. [Subject to the immediately succeeding sentence,] any amount not distributed to the holders of the Transferor Interest in accordance with the provisos to the preceding sentence shall be deposited by the Servicer (on the date not so distributed) into the Excess Funding Account. Notwithstanding the foregoing, on any day on which amounts are on deposit in the Accumulation Account, before distributing to the holders of the Transferor Interest any portion of their allocation of Series 200[_]-[_] Allocable Interest Collections or Series 200[_]-[_] Allocable Principal Collections, the Servicer shall first deduct therefrom the excess, if any, of the Covered Amount for such day over all net investment earnings for such day on amounts on deposit in the Accumulation Account and treat such amounts as Series 200[_]-[_] Investor Available Interest Amounts with respect to the Payment Date next following such day.

                  Section 4.02. Determination of Monthly Interest.

                  (a) The amount of monthly interest (the "Monthly Interest") distributable from the Collection Account with respect to the Series 200[_]-[_] Notes on any Payment Date will be an amount equal to the product of
(i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Note Interest Rate with respect to the related Interest Period and (iii) the Series 200[_]-[_] Outstanding Principal Amount as of the close of business on the last day of the preceding Collection Period

(or, with respect to the first Payment Date following the Series 200[_]-[_] Issuance Date, the Series 200[_]-[_] Initial Principal Amount).

                  (b) On the Determination Date immediately preceding each Payment Date, the Servicer will determine the excess, if any (such excess, the "Interest Deficiency"), of (x) the Monthly Interest for such Payment Date over
(y) the aggregate amount of funds allocated and available to pay such Monthly Interest on such Payment Date. If the Interest Deficiency with respect to any Payment Date is greater than zero, on each subsequent Payment Date until such Interest Deficiency is fully paid, an additional amount (the "Additional Interest") equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Note Interest Rate with respect to the related Interest Period and (ii) such Interest Deficiency (or the portion thereof which has not been paid to the Series 200[_]-[_] Noteholders) will be payable as provided herein with respect to the Series 200[_]-[_] Notes. Notwithstanding anything to the contrary herein, the Additional Interest will be payable or distributed to the Series 200[_]-[_] Noteholders only to the extent permitted by applicable law.

                  Section 4.03. [RESERVED.]

                  Section 4.04. Application of Available Amounts on Deposit in the Collection Account, the Accumulation Account and Other Sources of Payment.

                  (a) On each Payment Date, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, Series 200[_]-[_] Investor Available Interest Amounts on deposit in the Collection Account with respect to such Payment Date (together with other amounts specified in this Indenture Supplement) to make the following distributions or deposits in the following priority:

                  (i) if NMAC or one of its Affiliates is no longer the Servicer, an amount equal to the Monthly Servicing Fee for such Payment Date, plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Payment Date, will be distributed to the Servicer;

                  (ii) an amount equal to Monthly Interest for such Payment Date, plus the amount of any Monthly Interest previously due but not distributed to the Series 200[_]-[_] Noteholders on a prior Payment Date, plus the amount of any Additional Interest for such Payment Date, plus the amount of any Additional Interest previously due but not distributed to the Series 200[_]-[_] Noteholders on a prior Payment Date, will be distributed to the Paying Agent for payment to the Series 200[_]-[_] Noteholders on such Payment Date;

                  (iii) if NMAC or one of its Affiliates is the Servicer, an amount equal to the Monthly Servicing Fee for such Payment Date, plus the amount of any Servicing Fee previously due but not distributed to the Servicer on a prior Payment Date, will be distributed to the Servicer (to the extent not previously retained by the Servicer in accordance with Section 8.04 of the Indenture);

                  (iv) an amount equal to the sum of (y) the aggregate Series 200[_]-[_] Investor Defaulted Amounts for the related Collection Period and (z) the Series 200[_]-[_]

         Nominal Liquidation Amount Deficit, if any, will be applied as Series 200[_]-[_] Investor Available Principal Amounts for such Payment Date to reinstate the Series 200[_]-[_] Nominal Liquidation Amount pursuant to Section 4.09(c);

                  (v) an amount, if any, equal to the excess of the Specified Reserve Account Balance over all amounts on deposit in the Reserve Account on such Payment Date, will be deposited in the Reserve Account;

                  (vi) on each Payment Date on and after the occurrence of an Event of Default and a declaration that all Series 200[_]-[_] Notes are immediately due and payable pursuant to Section 5.03(a) of the Indenture, remaining Series 200[_]-[_] Investor Available Interest Amounts for such Payment Date will be treated as Series 200[_]-[_] Investor Available Principal Amounts and will be distributed pursuant to Section 4.04(e) hereof, unless and until such declaration of acceleration has been rescinded and annulled pursuant to Section 5.03(b) of the Indenture;

                  (vii) if the Servicer elected to waive the Monthly Servicing Fee for the preceding Collection Period, the Indenture Trustee will apply any remaining funds to reimburse the Servicer for such waived Servicing Fee;

                  (viii) an amount equal to the Interest Shortfalls for other outstanding Series in Excess Interest Sharing Group [___] will be treated as Shared Excess Interest Collections available from Series 200[_]-[_] and applied to cover the Interest Shortfalls for other outstanding Series in Excess Interest Sharing Group [___] in accordance with Section 8.05(a) of the Indenture; and

                  (ix) all remaining Series 200[_]-[_] Investor Available Interest Amounts for such Payment Date will be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement[, or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described in Section 5.08 of the Transfer and Servicing Agreement, to such Swap Counterparty]; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency;

                  (b)      If Series 2003-A Investor Available Interest
Amounts for any Payment Date (excluding Reallocated Principal Collections for such Payment Date) are insufficient to make all distributions and deposits required under clauses (i) through (v) of Section 4.04(a), available amounts from the following sources on such Payment Date will be applied in the following order to make up the Interest Shortfall with respect to Series 2003-A: (i) from Shared Excess Interest Amounts for such Payment Date available from other outstanding Series in Excess Interest Sharing Group [___] as provided in
Section 4.07, provided that such amounts will be applied only to cover shortfalls in the distributions and deposits required under clauses (i) through
(v) of Section 4.04(a) and in the order of priorities as set forth in Section 4.04(a), (ii) from amounts on deposit in the Reserve Account on such Payment Date as provided in Section 4.12, provided that such amounts will be applied only to cover shortfalls in the distributions and deposits required under clauses (i) through (iv) of Section 4.04(a) and in the order of priorities as set forth in Section 4.04(a) and (iii) from Reallocated Principal Collections for such Payment Date as provided in Section 4.06, provided, that such amounts will be applied only to cover shortfalls in the distributions required under clause (ii) of Section 4.04(a) and only to the extent of the Series 2003-A Overcollateralization Amount.

                  (c) On each Payment Date with respect to the Revolving Period, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, Series 200[_]-[_] Investor Available Principal Amounts on deposit in the Collection Account with respect to such Payment Date, to make the following distributions or deposits in the following priority:

                  (i) such Series 200[_]-[_] Investor Available Principal Amounts on deposit in the Collection Account for the related Collection Period will be treated as Shared Excess Principal Amounts available from Series 200[_]-[_] and applied to cover the Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group [___] in accordance with Section 8.05(b) of the Indenture;

                  (ii) the balance of such Series 200[_]-[_] Investor Available Principal Amounts not applied pursuant to clause (i) above, will be distributed to the Issuer to be used by the Issuer, to the extent necessary, to acquire Receivables (if any) available to be transferred to the Issuer by the Transferor pursuant to the Transfer and Servicing Agreement; and

                  (iii) the balance of such Series 200[_]-[_] Investor Available Principal Amounts not applied pursuant to clauses (i) or (ii) above will be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement[, or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described in Section 5.08 of the Transfer and Servicing Agreement, to such Swap Counterparty]; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency.

                  (d) On each Payment Date with respect to the Accumulation Period, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, the Series 200[_]-[_] Investor Available Principal Amounts on deposit in the Collection Account with respect to such Payment Date (together with other amounts specified in this Indenture Supplement) to make the following distributions or deposits in the following priority:

                  (i) an amount equal to the lesser of (x) the Controlled Deposit Amount for such Payment Date and (y) the Series 200[_]-[_] Invested Amount for such Payment Date shall be deposited into the Accumulation Account;

                  (ii) the balance of such Series 200[_]-[_] Investor Available Principal Amounts not applied pursuant to preceding clause
         (i) will be treated as Shared Excess Principal Amounts available from Series 200[_]-[_] and applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group [___] in accordance with Section 8.05(b) of the Indenture;

                  (iii) the balance of such Series 200[_]-[_] Investor Available Principal Amounts not applied pursuant to clauses (i) or (ii) above, will be distributed to the Issuer to be used by the Issuer, to the extent necessary, to acquire Receivables (if any) available to be transferred to the Issuer by the Transferor pursuant to the Transfer and Servicing Agreement; and

                  (iv) the balance of such Series 200[_]-[_] Investor Available Principal Amounts not applied pursuant to clauses (i), (ii) or (iii) above will be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement[, or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described in Section 5.08 of the Transfer and Servicing Agreement, to such Swap Counterparty]; provided, however, that if, on such Payment Date, the Adjusted Pool Balance, is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency.

                  (e) On each Payment Date with respect to the Early Amortization Period, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, the Series 200[_]-[_] Investor Available Principal Amounts on deposit in the Collection Account with respect to such Payment Date, plus amounts on deposit in the Accumulation Account (together with other amounts specified in this Indenture Supplement), to make the following distributions or deposits in the following priority:

                  (i) an amount equal to the Series 200[_]-[_] Invested Amount (determined without giving effect to any reduction thereto arising from amounts on deposit in the Accumulation Account) for such Payment Date will be distributed to the Paying Agent for payment to the Series 200[_]-[_] Noteholders on such Payment Date and on each subsequent Payment Date until the Series 200[_]-[_] Invested Amount (determined without giving effect to any reduction thereto arising from amounts on deposit in the Accumulation Account) has been paid in full;

                  (ii) the balance of such Series 200[_]-[_] Investor Available Principal Amounts will be treated as Shared Excess Principal Amounts available from Series 200[_]-[_] and applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group [___] in accordance with Section 8.05(b) of the Indenture; and

                  (iii) the balance of the Series 200[_]-[_] Investor Available Principal Amounts not applied pursuant to clauses (i) or (ii) above will be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement[, or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described in Section 5.08 of the Transfer and Servicing Agreement, to such Swap Counterparty[; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required
         Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency].

                  (f) On the earlier of (i) the first Payment Date with respect to the Early Amortization Period and (ii) the Payment Date which is also the Series 200[_]-[_] Expected Final Payment Date, the Servicer shall, or shall cause the Indenture Trustee, by written notice to the Indenture Trustee, to withdraw from the Accumulation Account all amounts then on deposit in the Accumulation Account and (i) distribute to the Paying Agent for payment to the Series 200[_]-[_] Noteholders on such Payment Date the amount necessary to pay the Series 200[_]-[_] Invested Amount (determined without giving effect to any reduction thereto arising from amounts on deposit in the Accumulation Account) in full and (ii) the balance, if any, of the amounts so withdrawn from the Accumulation Account will (x) first, be treated as Shared Excess Principal Amounts available from Series 200[_]-[_] to be applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group [___] in accordance with Section 8.05(b) of the Indenture and (y) second, be distributed to the holders of the Transferor Interest in accordance with the Trust

Agreement[; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee will deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency.]

                  (g) If Series 200[_]-[_] Investor Available Principal Amounts for any Payment Date (together with amounts, if any, available for application on such Payment Date pursuant to Section 4.04(f)) are insufficient to make in full the deposits or distributions required pursuant to Section 4.04(d)(i) or 4.04(e)(i), as applicable, then Shared Excess Principal Amounts for such Payment Date from other outstanding Series in Excess Principal Sharing Group [___] will be so deposited or distributed to cover the Principal Shortfall with respect to Series 200[_]-[_] as provided in Section 4.08.

                  (h) If Series 200[_]-[_] Investor Available Principal Amounts for any Payment Date (together with amounts, if any, available for application on such Payment pursuant to Section 4.04(f)) and Shared Excess Principal Amounts for such Payment Date from other outstanding Series in Excess Principal Sharing Group [___] are insufficient to make in full the deposits and distributions required pursuant to Section 4.04(d)(i) or 4.04(e)(i), as applicable, the Indenture Trustee, acting in accordance with written instructions from the Servicer, will withdraw from the Excess Funding Account and distribute to the Paying Agent for deposit into the Accumulation Account or payment to the Series 200[_]-[_] Noteholders, as applicable, the lesser of (i) the product of the Series 200[_]-[_] Allocation Percentage and the amount on deposit in the Excess Funding Account and (ii) the amount of such insufficiency.

                  Section 4.05. Investor Charge-Offs.

                  On the Determination Date immediately preceding each Payment Date, the Servicer will calculate the aggregate Series 200[_]-[_] Investor Defaulted Amounts, if any, for the related Collection Period. If, on any Determination Date, the aggregate Series 200[_]-[_] Investor Defaulted Amounts for the preceding Collection Period exceed the sum of:

                  (i) the Series 200[_]-[_] Investor Available Interest Amounts for the related Payment Date applied to fund such Series 200[_]-[_] Investor Defaulted Amounts pursuant to clause (iv) of
         Section 4.04(a); and

                  (ii) amounts on deposit in the Reserve Account applied to fund such Series 200[_]-[_] Investor Defaulted Amounts pursuant to clause (iv) of Section 4.04(a) in accordance with clause (ii) of
         Section 4.04(b) and the Shared Excess Interest Amounts available from other outstanding Series in Excess Interest Sharing Group One applied to fund such Series 200[_]-[_] Investor Defaulted Amounts pursuant to clause (iv) of Section 4.04(a) in accordance with clause (iii) of
         Section 4.04(b)(such excess, collectively, an "Investor Charge Off");

then, on the related Payment Date, if the Series 200[_]-[_]
Overcollateralization Amount is greater than zero, the Series 200[_]-[_] Overcollateralization Amount will be reduced by an amount not to exceed the lesser of (1) the Series 200[_]-[_] Overcollateralization Amount and (2) the amount of such Investor Charge-Offs, all as provided in Section 4.09.

                  Section 4.06. Reallocated Principal Collections.

                  On each Determination Date, the Servicer shall determine the amount, if any, by which the Series 200[_]-[_] Investor Available Interest Amounts for the related Collection Period (excluding Reallocated Principal Collections for the related Payment Date) are insufficient to pay the amounts due pursuant to Section 4.04(a)(ii) on the related Payment Date and cause the amount of such insufficiency to be reallocated from the Series 200[_]-[_] Investor Available Principal Amounts for the related Collection Period. On each Payment Date, the Servicer will apply, or cause the Indenture Trustee to apply, Reallocated Principal Collections with respect to the related Collection Period in accordance with clause (i) of Section 4.04(b), in an amount not to exceed the Series 200[_]-[_] Overcollateralization Amount. If, on any Payment Date, Reallocated Principal Collections for such Payment Date are so applied, then, if the Series 200[_]-[_] Overcollateralization Amount is greater than zero (after giving effect to any reductions thereof pursuant to Section 4.05), the Series 200[_]-[_] Overcollateralization Amount will be reduced by an amount not to exceed the lesser of (1) the Series 200[_]-[_] Overcollateralization Amount and
(2) the amount of such Reallocated Principal Collections, all as provided in
Section 4.09.

                  Section 4.07. Excess Interest Amounts.

                  Subject to Section 8.05(a) of the Indenture, Shared Excess Interest Amounts with respect to other Series in Excess Interest Sharing Group [___] for any Payment Date will be allocated to Series 200[_]-[_] in an amount equal to the product of (i) the aggregate amount of Shared Excess Interest Amounts with respect to all other Series in Excess Interest Sharing Group [___] for such Payment Date and (ii) a fraction, the numerator of which is the Interest Shortfall with respect to Series 200[_]-[_] for such Payment Date and the denominator of which is the aggregate amount of Interest Shortfalls with respect to all Series in Excess Interest Sharing Group [___] for such Payment Date.

                  Section 4.08. Excess Principal Amounts.

                  Subject to Section 8.05(b) of the Indenture, Shared Excess Principal Amounts with respect to other Series in Excess Principal Sharing Group [___] for any Payment Date will be allocated to Series 200[_]-[_] in an amount equal to the product of (i) the aggregate amount of Shared Excess Principal Amounts with respect to all other Series in Excess Principal Sharing Group [___] for such Payment Date and (ii) a fraction, the numerator of which is the Principal Shortfall with respect to Series 200[_]-[_] for such Payment Date and the denominator of which is the aggregate amount of Principal Shortfalls with respect to all Series in Excess Principal Sharing Group [___] for such Payment Date.

                  Section 4.09. Series Nominal Liquidation Amount, Overcollateralization Amount and Invested Amount.

                  (a) On each Determination Date for the related Payment Date, the Servicer will, or will cause the Indenture Trustee, to calculate the Primary Series 200[_]-[_] Overcollateralization Amount and the Incremental Overcollateralization Amount as of the last day of the related Collection Period. On each day during a Collection Period, the Servicer, will, or will cause the Indenture Trustee, to calculate the Series 200[_]-[_] Invested Amount.

                  (b) The Series 200[_]-[_] Nominal Liquidation Amount will be reduced on any Payment Date by the following amounts:

                  (i) the amount, if any, of Reallocated Principal Collections (not to exceed the Series 200[_]-[_] Overcollateralization Amount) used on such Payment Date to pay interest on the Series 200[_]-[_] Notes pursuant to Section 4.04(b)(i); and

                  (ii) the amount, if any, of Investor Charge-Offs for the related Collection Period pursuant to Section 4.05.

On each Payment Date, the amount of any reduction in the Series 200[_]-[_] Nominal Liquidation Amount due to (A) clause (i) or (ii) above will be allocated, first, to reduce the Series 200[_]-[_] Overcollateralization Amount by the amount of such reduction until the Series 200[_]-[_] Overcollateralization Amount is reduced to zero and (B) clause (ii) above will be allocated, second, to reduce the Series 200[_]-[_] Invested Amount by any remaining amount of such reduction until the Series 200[_]-[_] Invested Amount is reduced to zero. In addition, the Series 200[_]-[_] Invested Amount will be reduced by amounts on deposit in the Accumulation Account and payments of principal of the Series 200[_]-[_] Notes. Each reduction of the Series 200[_]-[_] Overcollateralization Amount will be applied, first, to reduce the Primary Series 200[_]-[_] Overcollateralization Amount and, second, to reduce the Incremental Overcollateralization Amount.

                  (c) The Series 200[_]-[_] Nominal Liquidation Amount will be reinstated on any Payment Date by the sum of (i) the amount of Series 200[_]-[_] Investor Available Interest Amounts that are applied on such Payment Date for such purpose pursuant to Section 4.04(a)(iv) and (ii) the amount of Shared Excess Interest Amounts that are applied on such Payment Date for such purpose pursuant to Sections 4.04(b). Each such reinstatement will be allocated on such Payment Date, first, if the Series 200[_]-[_] Invested Amount has been reduced and not fully reinstated, to the Series 200[_]-[_] Invested Amount until it equals the Series 200[_]-[_] Outstanding Principal Amount and, second, any remaining reinstatement amount will be allocated to the Incremental Overcollateralization Amount until it has been fully reinstated and then to the Primary Series 200[_]-[_] Overcollateralization Amount until it has been fully reinstated.

                  Section 4.10. Establishment of Accumulation Account.

                  (a) The Issuer will establish and the Indenture Trustee will maintain and hold in the name of the Indenture Trustee, solely for the benefit of the Series 200[_]-[_] Noteholders, a Qualified Account bearing a designation clearly indicating that the funds and other property credited thereto are held solely for the benefit of the Series 200[_]-[_] Noteholders (the "Accumulation Account"). The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Accumulation Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) solely for the benefit of the Series 200[_]-[_] Noteholders. The Accumulation Account will be under the sole dominion and control of the Indenture Trustee solely for the benefit of the Series 200[_]-[_] Noteholders. Except as expressly provided in the Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Accumulation Account for any amount owed to it by the Indenture Trustee, the Issuer, any Noteholder or any Series Enhancers. If, at any time, the Accumulation Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent), will establish a new Accumulation Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Accumulation Account and from the date such new Accumulation Account is established, it will be the "Accumulation Account." Pursuant to the authority granted to the Servicer in Section 3.01(a) of the Transfer and Servicing Agreement, the Servicer has the power, revocable by the Indenture Trustee, to make withdrawals and payments from the Accumulation Account and to instruct the Indenture Trustee to make withdrawals and payments from the Accumulation Account for the purposes of carrying out the Servicer's or the Indenture Trustee's duties under the Transfer and Servicing Agreement, the Indenture and this Indenture Supplement, as applicable.

                  (b) Funds on deposit in the Accumulation Account will, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee solely for the benefit of the Series 200[_]-[_] Noteholders. The Indenture Trustee will cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and will be credited to the Accumulation Account maintained by the Indenture Trustee with the Securities Intermediary. Funds on deposit in the Accumulation Account will be invested in Eligible Investments that will mature so that all such funds will be available no later than the close of business on the Business Day next preceding each Payment Date. On each Payment Date with respect to the Accumulation Period and on the first Payment Date with respect to the Early Amortization Period, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Accumulation Account will be withdrawn from the Accumulation Account and treated as Series 200[_]-[_] Investor Available Interest Amounts with respect to the related Collection Period for application in accordance with Section 4.04(a). Net investment earnings on funds on deposit in the Accumulation Account will not be considered principal amounts on deposit therein for purposes of this Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.10(b) nor for the selection of Eligible Investments in accordance with the provisions of the Indenture, this Indenture Supplement or the Transfer and Servicing Agreement.

                  (c) The Servicer or the Indenture Trustee, acting at the written direction of the Servicer, shall (i) make withdrawals from the Accumulation Account in the amounts and for the purposes set forth in this Indenture Supplement and (ii) on each Payment Date with respect to the Accumulation Period, make deposits into the Accumulation Account in the amounts specified in, and otherwise in accordance with, Section 4.04(d), (g) and (h).

                  Section 4.11. Accumulation Period. The Accumulation Period is scheduled to begin at the close of business on [________]; provided, however, that if the Accumulation Period Length (as described below) is determined to be less than [__] months, the date on which the Accumulation Period actually begins may be delayed to the close of business on the last day of the month preceding the month that is the number of whole months prior to the month in which the Series 200[_]-[_] Expected Final Payment Date occurs which is at least equal to the Accumulation Period Length (so that the number of full Collection Periods in the Accumulation Period will at least equal the Accumulation Period Length). On or prior to [________] and, thereafter, on or prior to the first Business Day of each Collection Period prior to the Collection Period in which the Accumulation Period is scheduled to begin, the Issuer, acting directly or through the [Administrator], may at its option, elect to delay the start of the Accumulation Period and thereby reduce the number of full Collection Periods in the Accumulation Period (the "Accumulation Period Length"), provided, that, (i) the Accumulation Period shall start no later than [________]; (ii) prior to delaying the start of the Accumulation Period, each of Standard & Poor's, Moody's [and Fitch] shall have notified the Issuer and the Indenture Trustee that it will not withdraw or reduce the ratings of any outstanding Notes (including the Series 200[_]-[_] Notes) for which it provides a rating as a result of a delay in the start of the Accumulation Period, and (iii) prior to delaying the start of the Accumulation Period, an Authorized Officer of the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate to the effect that delaying the start of the Accumulation Period will not delay any payment of principal to the Series 200[_]-[_] Noteholders. Once the Accumulation Period has commenced, the Accumulation Period Length cannot be changed.

                  Section 4.12  Establishment of Reserve Account.

                  (a) The Issuer will establish and the Indenture Trustee will maintain and hold in the name of the Indenture Trustee, solely for the benefit of the Series 200[_]-[____] Noteholders, a Qualified Account bearing a designation clearly indicating that the funds and other property credited thereto are held solely for the benefit of the Series 200[_]-[____] Noteholders (the "Reserve Account"). The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Reserve Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) solely for the benefit of the Series 200[_]-[____] Noteholders. The Reserve Account will be under the sole dominion and control of the Indenture Trustee solely for the benefit of the Series 200[_]-[____] Noteholders. Except as expressly provided in the Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Reserve Account for any amount owed to it by the Indenture Trustee, the Issuer, any Noteholder or any Series Enhancers. If, at any time, the Reserve Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent), will establish a new Reserve Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Reserve Account and from the date such new Reserve Account is established, it will be the "Reserve Account." Pursuant to the authority granted to the Servicer in Section 3.01(a) of the Transfer and Servicing Agreement, the Servicer has the power, revocable by the Indenture Trustee, to make withdrawals and payments from the Reserve Account and to instruct the Indenture Trustee to make withdrawals and payments from the Reserve Account for the purposes of carrying out the Servicer's or the Indenture Trustee's duties under the Transfer and Servicing Agreement, the Indenture and this Indenture Supplement, as applicable.

                  (b) Funds on deposit in the Reserve Account will, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee solely for the benefit of the Series 200[_]-[____] Noteholders. The Indenture Trustee will cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and will be credited to the Reserve Account maintained by the Indenture Trustee with the Securities Intermediary. Funds on deposit in the Reserve Account will be invested in Eligible Investments that will mature so that all such funds will be available no later than the close of business on the Business Day next preceding each Payment Date. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account will be withdrawn from the Reserve Account and treated as Series 200[_]-[____] Investor Available Interest Amounts with respect to the related Collection Period for application in accordance with Section 4.04(a). Net investment earnings on funds on deposit in the Reserve Account will not be considered principal amounts on deposit therein for purposes of this Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.12(b) nor for the selection of Eligible Investments in accordance with the provisions of the Indenture, this Indenture Supplement or the Transfer and Servicing Agreement.

                  (c) The Reserve Account will be funded by the Transferor on the Series 200[_]-[_] Issuance Date in the amount of the Reserve Account Initial Deposit.

                  (d) On each Payment Date, to the extent that Series 200[_]-[_] Investor Available Interest Amounts on deposit in the Collection Account with respect to such Payment Date, are insufficient to make all distributions and deposits required under clauses (i) through (iv) of Section 4.04(a), and to the extent that amounts set forth in Section 4.04(b)(i) are insufficient to make up the Interest Shortfall with respect to Series 200[_]-[_], the Servicer or the Indenture Trustee, acting at the written direction of the Servicer, will withdraw amounts then on deposit in the Reserve Account, up to the amounts of any such Interest Shortfall, pursuant to clause
(ii) of Section 4.04(b) and apply, or cause the Indenture Trustee to apply, such amounts in accordance with clause (ii) of Section 4.04(b). If the Series 200[_]-[_] Notes are not paid in full on the Series 200[_]-[_] Final Maturity Date, any funds remaining in the Reserve Account, after application of amounts therein on such date in accordance with Section 4.04(a), will be applied pursuant to Section 4.04(e) for the Payment Date occurring on the Series 200[_]-[_] Final Maturity Date. Upon the payment in full of the Series 200[_]-[_] Notes under the Indenture and this Indenture Supplement, any funds remaining in the Reserve Account will be treated as Excess Shared Principal Amounts available from Series 200[_]-[_] and applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group [_] in accordance with Section 8.05(b) of the Indenture. Upon the payment in full of the Series 200[_]-[_] Notes under the Indenture and this Indenture Supplement and to the extent such amounts are not needed to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group [_], as directed in writing by the Servicer, the Indenture Trustee shall distribute to the holders of the Transferor Interest, pursuant to the Trust Agreement, any amounts remaining on deposit in the Reserve Account. Upon any such distribution to the holders of the Transferor Interest as set forth in the preceding sentence, the Issuer, Transferor, Owner Trustee, Indenture Trustee, Series Enhancers and Noteholders will have no further rights in, or claims to, such amounts.

                  Section 4.13. Determination of LIBOR.

                  (a) On each Interest Determination Date, the Calculation Agent will determine LIBOR based on the rate displayed on the Designated LIBOR Page on such date. If the Designated LIBOR Page by its terms provides only for a single rate, then LIBOR for the applicable Interest Period will be the rate for deposits in United States dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time on the applicable Interest Determination Date. If at least two offered rates appear, LIBOR for the applicable Interest Period will be the arithmetic mean of the offered rates for deposits in United States dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

                  With respect to any Interest Determination Date on which no offered rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in United States dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in United States dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks in a principal amount that is representative of a single transaction in United States dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the preceding Interest Determination Date.

                  (b) The Series 200[_]-[_] Rate applicable to the then-current and the immediately preceding Interest Periods may be obtained by contacting the Indenture Trustee at its Corporate Trust Office or such other contact information as may be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

                  (c) On each Interest Determination Date, the Indenture Trustee will send to the Servicer, the Issuer and the Administrator by facsimile transmission, notification of LIBOR for the following Interest Period.

                                   ARTICLE V

                      DELIVERY OF SERIES 200[_]-[_] NOTES;
             DISTRIBUTIONS; REPORTS TO SERIES 200[_]-[_] NOTEHOLDERS

                  Section 5.01. Delivery and Payment for Series 200[_]-[_]
                  Notes.

                  The Indenture Trustee will execute the Series 200[_]-[_] Notes in accordance with Section 2.03 of the Indenture. The Indenture Trustee will deliver the Series 200[_]-[_] Notes to or upon the order of the Issuer when so authenticated.

                  Section 5.02. Distributions.

                  (a) On each Payment Date, the Paying Agent will distribute to each Series 200[_]-[_] Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Series 200[_]-[_] Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest on the Series 200[_]-[_] Notes pursuant to this Indenture Supplement.

                  (b) On each Payment Date, the Paying Agent will distribute to each Series 200[_]-[_] Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Series 200[_]-[_] Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay principal on the Series 200[_]-[_] Notes pursuant to this Indenture Supplement.

                  (c) [The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.03, 6.01 and 7.01 of the Transfer and Servicing Agreement, Section 11.02 of the Indenture and Section
7.01 of this Indenture Supplement.]

                  (d) Except as provided in Section 11.02 of the Indenture with respect to a final distribution, distributions to Series 200[_]-[_] Noteholders hereunder will be made (i) by wire transfer of immediately available funds to an account designated by the Series 200[_]-[_] Noteholders and (ii) without presentation or surrender of any Series 200[_]-[_] Notes or the making of any notation thereon.

                  Section 5.03. Reports and Statements to Series 200[_]-[_] Noteholders.

                  (a) Not later than the second Business Day preceding each Payment Date, the Servicer will mail or deliver to the Owner Trustee, the Indenture Trustee, the Paying Agent and each Rating Agency (i) a statement substantially in the form of Exhibit B prepared by the Servicer and (ii) a certificate of an Authorized Officer substantially in the form of Exhibit C; provided that the Servicer may amend the form of Exhibit B and Exhibit C form time to time.

                  (b) On each Payment Date, the Paying Agent, on behalf of the Indenture Trustee, will deliver to each Series 200[_]-[_] Noteholder a copy of each statement or certificate delivered pursuant to paragraph (a).

                  (c) On or before January 31 of each calendar year, beginning with calendar year 2004, the Paying Agent, on behalf of the Indenture Trustee, will furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 200[_]-[_] Noteholder, a statement prepared by the Servicer containing the information that is required to be contained in the statement to Series 200[_]-[_] Noteholders, as set forth in paragraph (b) above, aggregated for such calendar year together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Servicer will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect. Any statement delivered pursuant to this paragraph (c) may be delivered by the Indenture Trustee by electronic transmission so long as the Indenture Trustee shall have provided each Series 200[_]-[_] Noteholder with free and open access (if required) to such statement.

                  Section 5.04. Tax Treatment.

                  Each of the parties to this Indenture Supplement hereby severally covenants and agrees, in each case as to itself individually, to treat the Series 200[_]-[_] Notes as indebtedness for applicable United States federal, state, and local income and franchise tax law and for purposes of any other tax imposed on, or measured by, income.

                                   ARTICLE VI

                  SERIES 200[_]-[_] EARLY AMORTIZATION EVENTS

                  Section 6.01. Series 200[_]-[_] Early Amortization Events.

                  If any one of the Early Amortization Events specified in the Indenture or any one of the following events occurs with respect to the Series 200[_]-[_] Notes:

                  (i) failure by the Issuer, the Transferor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable (a) to make any payment or deposit required by the terms of the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture or this Indenture Supplement, including but not limited to any Transferor Deposit Amounts, on or before the date occurring two Business Days after the date such payment or deposit is required to be made, (b) to deliver a Payment Date Statement on the date required under the Transfer and Servicing Agreement, or within the applicable grace period which will not exceed five Business Days, (c) to comply with its covenant not to create any Lien on any Receivable, or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture or this Indenture Supplement which failure (in the case of this clause (d)) continues unremedied for a period of 45 days after the date on which notice of such failure requiring the same to be remedied, has been given to the Issuer, the Transferor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable, by the Indenture Trustee, or to the Issuer, the Transferor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable, and the Indenture Trustee by any Holder of a Series 200[_]-[_] Note;

                  (ii) any representation or warranty made by (x) NMAC, as seller, in the Receivables Purchase Agreement or (y) the Transferor in the Transfer and Servicing Agreement, or any information required to be delivered by NMAC or the Transferor to identify the Accounts, proves to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Issuer, NMAC or the Transferor, as applicable, by the Indenture Trustee, or to the Issuer, NMAC or the Transferor, as applicable, and the Indenture Trustee by any Holder of a Series 200[_]-[_] Note; provided, however, that an Early Amortization Event pursuant to this clause (ii) will not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;

                  (iii) the occurrence of an Insolvency Event with respect to the Transferor, NNA, NMAC or NML;

                  (iv) on any Payment Date, the Primary Series 200[_]-[_] Overcollateralization Amount is reduced to an amount less than the product of (i) the applicable Series 200[_]-[_] Overcollateralization Percentage and (ii) the Series 200[_]-[_] Initial Principal Amount; provided, that, for the purpose of determining whether an Early Amortization Event has occurred pursuant to this clause (iv), any reduction of the Primary Series 200[_]-[_] Overcollateralization Amount resulting from reallocations of the Series 200[_]-[_] Investor Available Principal Amounts to pay interest on the Series 200[_]-[_] Notes in the event LIBOR is equal to or greater than the Reference Rate upon which interest on the Receivables is calculated on the applicable Interest Determination Date will be considered an Early Amortization Event only if LIBOR remains equal to or greater than such Reference Rate for the next 30 consecutive days following such Interest Determination Date;

                  (v) any Servicer Default occurs[, or NMAC no longer acts as Servicer under the Transfer and Servicing Agreement];

                  (vi) on any Determination Date, the three-month average Monthly Payment Rate for the three consecutive Collection Periods preceding such Determination Date is less than [__]%;

                  (vii) on any Determination Date, the aggregate principal balance of Receivables relating to Used Vehicles and Pre-Owned Vehicles exceeds [__]% of the aggregate principal balance of Receivables of the Issuer as of the last day of the preceding Collection Period;

                  (viii) for three consecutive Determination Dates, the amounts on deposit in the Excess Funding Account on each such Determination
         Dates exceed [   ]% of the sum of the invested amounts of all
         outstanding series issued by the Issuer;

                  (ix) the Series 200[_]-[_] Outstanding Principal Amount is not repaid in full on the Series 200[_]-[_] Expected Final Payment Date; or

                  (x) the occurrence of an Event of Default with respect to Series 200[_]-[_] Notes;

then, in the case of any event described in clauses (i), (ii) or (v) above, an Early Amortization Event with respect to Series 200[_]-[_] will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the Indenture Trustee or Series 200[_]-[_] Noteholders holding Series 200[_]-[_] Notes evidencing more than 50% of the Series 200[_]-[_] Outstanding Principal Amount by written notice to the Transferor, NMAC, the Servicer and the Indenture Trustee (if given by Series 200[_]-[_] Noteholders), declare that an Early Amortization Event has occurred as of the date of that notice. In the case of any Early Amortization Event described in the Indenture or any event described in clause (iii), (iv) or clauses (vi) through (x) above, an Early Amortization Event with respect to Series
200[_]-[_] will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 200[_]-[_] Noteholders immediately upon the occurrence of that event.

                  If the Revolving Period is terminated by the commencement of an Early Amortization Period resulting from the failure by the Transferor to transfer Receivables to the Issuer, as described in clause (1) of the definition of "Early Amortization Event" in the Annex of Definitions, and no other Early Amortization Event has occurred or not been waived or cured in accordance with the Indenture, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence as of the end of the first Collection Period during which the Transferor would no longer be required to convey Receivables to the Issuer; provided, that, the Revolving Period will not recommence if the Accumulation Period has commenced.

                  If an Early Amortization Event (other than an Early Amortization Event specified in the definition of "Early Amortization Event" in the Annex of Definitions and other than an Early Amortization Event described in clause (iii) of this Section) has occurred and the Accumulation Period has not commenced, the Indenture Trustee shall request from Standard & Poor's, Moody's [and Fitch] a confirmation that the recommencement of the Revolving Period will not cause a reduction or withdrawal of the ratings of the Series 200[_]-[_] Notes (if the Series 200[_]-[_] Notes are then rated by Standard & Poor's Moody's [and Fitch]). If the Series 200[_]-[_] Noteholders holding Series 200[_]-[_] Notes evidencing more than 50% of the Series 200[_]-[_] Outstanding Principal Amount consent to the recommencement of the Revolving Period and the Rating Agency Condition is satisfied, the related Early Amortization Event shall terminate and the Revolving Period shall recommence.

                                  ARTICLE VII

                     REDEMPTION OF SERIES 200[_]-[_] NOTES;
                   SERIES FINAL MATURITY; FINAL DISTRIBUTIONS

                  Section 7.01. Redemption of Series 200[_]-[_] Notes.

                  (a) On any day occurring on or after the date on which the Series 200[_]-[_] Outstanding Principal Amount is reduced to [$[__] or less], the Issuer will have the option to redeem the Series 200[_]-[_] Notes, in whole but not in part, at a redemption price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

                  (b) The Issuer will give the Servicer and the Indenture Trustee at least 30 days prior written notice of the date on which the Issuer intends to exercise its option to redeem the Series 200[_]-[_] Notes. Not later than 12:00 noon, New York City time, on the date on which the Issuer is to redeem the Series 200[_]-[_] Notes, the Issuer will deposit into the Collection Account in immediately available funds an amount equal to the excess of the Reassignment Amount over amounts then on deposit in the Collection Account and available to be applied to the payment of the Reassignment Amount. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Collection Account in accordance with the foregoing, the Series 200[_]-[_] Invested Amount will be reduced to zero and the Series 200[_]-[_] Noteholders will have no further interest in the Receivables. The Reassignment Amount will be distributed in the manner set forth in Section 7.02.

                  Section 7.02. Series Final Maturity.

                  (a) The amount to be paid by the Transferor with respect to Series 200[_]-[_] in connection with reassignment of the Noteholders' Collateral pursuant to Section 2.03 of the Transfer and Servicing Agreement will be the Reassignment Amount for the first Payment Date following the Collection Period in which the reassignment obligation arises under the Transfer and Servicing Agreement. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 2.03 of the Transfer and Servicing Agreement, the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 hereof and the proceeds from any Foreclosure Remedy pursuant to Section 5.05 of the Indenture, the Indenture Trustee will, in accordance with the written direction of the Servicer, not later than 12:00 noon, New York City time, on the related Payment Date, make distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (A) the Series 200[_]-[_] Outstanding Principal Amount on such Payment Date will be distributed to the Paying Agent for payment to the Series 200[_]-[_] Noteholders and (B) an amount equal to the sum of (1) Monthly Interest for such Payment Date, (2) any Monthly Interest previously due but not distributed to the Series 200[_]-[_] Noteholders on any prior Payment Date and (3) Additional Interest, if any, for such Payment Date and any Additional Interest previously due but not distributed to the Series 200[_]-[_] Noteholders on any prior Payment Date will be distributed to the Paying Agent for payment to the Series 200[_]-[_] Noteholders.

                  (b) Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement, all amounts distributed to the Paying Agent pursuant to Section 7.02(a) for payment to the Series 200[_]-[_] Noteholders will be deemed distributed in full to the Series 200[_]-[_] Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and will be deemed to be a final distribution pursuant to Section 11.02 of the Indenture.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  Section 8.01. Ratification of Agreement. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement is to be read, taken and construed as one and the same instrument.

                  Section 8.02. Form of Delivery of Series 200[_]-[_] Notes. The Series 200[_]-[_] Notes will be delivered as Registered Notes as provided in
Section 2.03 of the Indenture.

                  Section 8.03. Amendments and Waivers.

                  (a) This Indenture Supplement may only be amended, modified or supplemented, and the terms hereof may only be waived, in accordance with Section 10.01 or 10.02 of the Indenture, as applicable.

                  (b) [If, at any time and from time to time when the Series 200[_]-[_] Notes are outstanding, the Issuer determines that an amendment to this Indenture Supplement is desirable for the Issuer to issue additional Series 200[_]-[_] Notes, then the Issuer and the Indenture Trustee may enter into such amendment without obtaining the consent of the Series 200[_]-[_] Noteholders; provided, that (a) the Rating Agencies shall have advised the Issuer and the Indenture Trustee that they will not, as a result of the issuance, reduce or withdraw the rating of any class of any series outstanding at the time of the issuance and that they will rate the additional Series 200[_]-[_] Notes the same as those Series 200[_]-[_] Notes currently outstanding, (b) the Issuer has delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion and (c) the Series 200[_]-[_] Invested Amount of the Series 200[_]-[_] Notes and all amounts relating to the Series 200[_]-[_] Overcollateralization Amount shall be adjusted proportionately.]

                  Section 8.04. Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which will be an original, but all of which will constitute one and the same instrument.

                  Section 8.05. Governing Law. THIS INDENTURE SUPPLEMENT AND EACH SERIES 200[_]-[_] NOTE ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

                  Section 8.06. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and are not intended to affect the construction hereof.

                  IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective authorized officers, all as of the day and year first written above.

                           NISSAN MASTER OWNER TRUST
                           RECEIVABLES,
                           as Issuer

                           By:[_____________________], not in its individual
                           capacity, but solely as Owner Trustee

                           By____________________________________________
                           Name:
                           Title:

                           [_____________________],
                           not in its individual capacity, but solely as Indenture Trustee

                           By____________________________________________
                           Name:
                           Title:

                                                                       EXHIBIT A

                                     FORM OF
                     NISSAN MASTER OWNER TRUST RECEIVABLES,
                             SERIES 200[_]-[_] NOTE

                  UNLESS THIS SERIES 200[_]-[_] NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SERIES 200[_]-[_] NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THE OUTSTANDING PRINCIPAL AMOUNT OF THIS SERIES 200[_]-[_] NOTE MAY BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS SERIES 200[_]-[_] NOTE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THIS SERIES 200[_]-[_] NOTE, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE DIFFERENT FROM THE INITIAL PRINCIPAL AMOUNT SHOWN BELOW. ANYONE ACQUIRING THIS SERIES 200[_]-[_] NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL AMOUNT
OF THIS SERIES 200[_]-[_] NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THIS SERIES 200[_]-[_] NOTE, THE INDENTURE TRUSTEE IS [__________].

                  THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR NISSAN WHOLESALE RECEIVABLES CORPORATION II, NISSAN MOTOR ACCEPTANCE CORPORATION, NISSAN NORTH AMERICA, INC., NISSAN MOTOR CO., LTD., ANY TRUSTEE OR ANY OF THEIR AFFILIATES.

                  THE HOLDER OF THIS SERIES 200[_]-[_] NOTE, BY ACCEPTANCE OF THIS SERIES 200[_]-[_] NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREES TO TREAT THE SERIES 200[_]-[_] NOTES AS INDEBTEDNESS FOR APPLICABLE UNITED STATES FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

                  THE HOLDER OF THIS SERIES 200[_]-[_] NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), WHICH IS SUBJECT TO TITLE I OF ERISA, A "PLAN " AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (EACH SUCH ENTITY A "BENEFIT PLAN"); OR (II) THE ACQUISITION AND HOLDING OF THE SERIES 200[_]-[_] NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

Registered    Series [___] Initial Outstanding Principal Amount $[__________](1)

No. R-__

                      NISSAN MASTER OWNER TRUST RECEIVABLES,

                             SERIES 200[_]-[_] NOTE

                  Nissan Master Owner Trust Receivables (herein referred to as the "Issuer"), a Delaware statutory trust formed by a Trust Agreement dated as of [_______], for value received, hereby promises to pay to [___________________], or registered assigns, subject to the following provisions, the principal sum of $[_____________________________], or such lesser amount, as determined in accordance with the Indenture (referred to herein) and the Indenture Supplement (referred to herein), on the Series 200[_]-[_] Final Maturity Date, except as otherwise provided below or in the Indenture Supplement. The Issuer will pay interest on the unpaid principal amount of this Series 200[_]-[_] Note at the Note Interest Rate on each Payment Date until the principal amount of this Series 200[_]-[_] Note is paid in full. Interest on this Series 200[_]-[_] Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Series 200[_]-[_] Issuance Date to but excluding such Payment Date. Interest will be computed as provided in the Indenture Supplement. Principal of this Series 200[_]-[_] Note will be paid in the manner specified on the reverse hereof.

                  The principal of and interest on this Series 200[_]-[_] Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  Reference is made to the further provisions of this Series 200[_]-[_] Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this Series 200[_]-[_] Note.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Series 200[_]-[_] Note will not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

--------------------------
(1) Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                  IN WITNESS WHEREOF, the Issuer has caused this Series 200[_]-[_] Note to be duly executed.

                           NISSAN MASTER OWNER TRUST
                           RECEIVABLES, as Issuer

                           By: [________________________], not in its individual
                           capacity, but solely as Owner Trustee

                           By_________________________________________________
                           Name:
                           Title:

Dated: [ ], 200[_]

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

                           [_____________________], not in its individual
                           capacity, but solely as Indenture Trustee

                           By_________________________________________________
                           Name:
                           Title:

                      NISSAN MASTER OWNER TRUST RECEIVABLES,

                             SERIES 200[_]-[_] NOTE

                         Summary of Terms and Conditions

                  This Series 200[_]-[_] Note is one of a duly authorized issue of Notes of the Issuer, designated as the Nissan Master Owner Trust Receivables, Series 200[_]-[_] Note (the "Series 200[_]-[_] Notes"), issued under the Indenture, dated as of [________] (the "Indenture"), between the Issuer and [____________], as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 200[_]-[_] Indenture Supplement, dated as of [_______], (the "Indenture Supplement"), between the Issuer and the Indenture Trustee and representing the right to receive certain payments from the Issuer. The term Indenture, unless the context otherwise requires, refers to the Indenture as supplemented by the Indenture Supplement. The Series 200[_]-[_] Notes are subject to all of the terms of the Indenture and the Indenture Supplement. All terms used in this Series 200[_]-[_] Note that are defined in the Annex of Definitions relating to the Indenture and the other Transaction Documents or the Indenture Supplement have the meanings assigned to them in or pursuant thereto t, as applicable. In the event of any conflict or inconsistency between the Annex of Definitions or the Indenture Supplement, as applicable, and this Series 200[_]-[_] Note, the Annex of Definitions or the Indenture Supplement, as applicable, controls.

                  The Series 200[_]-[_] Noteholder, by its acceptance of this Series 200[_]-[_] Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Series 200[_]-[_] Note for payment hereunder and that the Indenture Trustee is not liable to the Series 200[_]-[_] Noteholders for any amount payable under this Series 200[_]-[_] Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

                  This Series 200[_]-[_] Note does not purport to summarize the Indenture and reference is made to the Indenture and the Indenture Supplement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

                  The Series 200[_]-[_] Initial Principal Amount is $[__________]. The Series 200[_]-[_] Outstanding Principal Amount on any date of determination will be an amount equal to (a) the Series 200[_]-[_] Initial Principal Amount, minus (b) the aggregate amount of principal payments made to the Series 200[_]-[_] Noteholders on or before such date. Payments of principal of the Series 200[_]-[_] Notes will be made in accordance with the provisions of the Indenture and the Indenture Supplement.

                  Subject to the terms and conditions of the Indenture and the Trust Agreement, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more new Series of Notes. The Series 200[_]-[_] Notes are included in Excess Interest

Sharing Group [___] and Excess Principal Sharing Group [___].

                  On each Payment Date, the Paying Agent will distribute to each Series 200[_]-[_] Noteholder of record on the related Record Date (except for the final distribution in respect of this Series 200[_]-[_] Note) such Series 200[_]-[_] Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Series 200[_]-[_] Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final distribution, distributions to the Series 200[_]-[_] Noteholders shall be made (i) by [2:00 p.m.], New York City time, on the due date thereof, to an account designated by the holder of this Series 200[_]-[_] Note, in United States dollars and in immediately available funds and (ii) without presentation or surrender of any Series 200[_]-[_] Note or the making of any notation thereon. Final payment of this Series 200[_]-[_] Note will be made only upon presentation and surrender of this Series 200[_]-[_] Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Series 200[_]-[_] Noteholders in accordance with the Indenture.

                  On any day occurring on or after the date on which the Series 200[_]-[_] Outstanding Principal Amount is reduced to [$[__] or less], the Issuer will have the option to redeem the Series 200[_]-[_] Notes, at a purchase price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

                  This Series 200[_]-[_] Note does not represent an obligation of, or an interest in, the Transferor, Nissan Motor Acceptance Corporation, Nissan Motor Co., Ltd. or any Affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality.

                  Each Series 200[_]-[_] Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

                  The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, Transferor or the Indenture Trustee will treat the person in whose name this Series 200[_]-[_] Note is registered as the owner hereof for all purposes, and none of the Issuer, the Transferor, the Indenture Trustee or any agent of the Issuer, Transferor or the Indenture Trustee will be affected by notice to the contrary.

                  THIS SERIES 200[_]-[_] NOTE IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER ARE TO BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                   ASSIGNMENT

                  Social Security or other identifying number of assignee________________________

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee) the within Series 200[_]-[_] Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________________________________, attorney, to transfer said
Note on the books kept for registration thereof, with full power of substitution in the premises.

                  Dated: ___________________  _________(2)

                  Signature Guaranteed:

---------------------------
(2) The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT B

                      FORM OF MONTHLY SERVICER'S STATEMENT

                                                                       EXHIBIT C

                     FORM OF AUTHORIZED OFFICER CERTIFICATE

                               [Name of Servicer]

                     NISSAN MASTER OWNER TRUST RECEIVABLES,
                                SERIES 200[_]-[_]

                  Pursuant to Section 3.04 of the Transfer and Servicing Agreement, dated as of [________] (as in effect on the date hereof, the "Transfer and Servicing Agreement"), among Nissan Wholesale Receivables Corporation II, as transferor (the "Transferor"), Nissan Master Owner Trust Receivables, as issuer (the "Issuer") and Nissan Motor Acceptance Corporation, as servicer (the "Servicer") and Section 5.03(a) of the Indenture Supplement, dated as of [________] (as in effect on the date hereof, the "Indenture Supplement") to the Indenture, dated as of [________] (as in effect on the date hereof, the "Base Indenture"; and together with the Indenture Supplement, the "Indenture"), each between the Issuer and [__________], as indenture trustee (the "Indenture Trustee"), the Servicer is required to prepare a Payment Date Statement. The undersigned, a duly Authorized Officer of the Servicer, does hereby certify in this Certificate (this "Certificate"):

                  (i) Capitalized terms used in this Certificate have their respective meanings set forth in the Annex of Definitions attached to the Indenture and the other Transaction Documents or the Indenture Supplement, as applicable.

                  (ii) This Certificate is being delivered pursuant to Section 5.03(a) of the Indenture Supplement.

                  (iii) The undersigned is the Servicer under the Indenture and the Transfer and Servicing Agreement. The undersigned is an Authorized Officer of the Servicer.

                  (iv) The date of this Certificate is on, or prior to, the Determination Date related to the Payment Date occurring on __________.

                  (v) As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Indenture and the Transfer and Servicing Agreement through the Collection Period preceding such Payment Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Transferor and Servicer, if any, to remedy such default and (iii) the current status of each such default].

                  (vi) As of the date hereof, no Early Amortization Event or Event of Default has occurred and is continuing under (and as defined in) the Indenture and, to the best knowledge of the undersigned, no event or condition exists which with notice and/or the passage of time, would constitute an Early Amortization Event or Event of Default.

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                  (vii) The Payment Date Statement with respect to the Payment
         Date occurring on ___________________ is true, complete and accurate in all material respects.

                  IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this __ day of _______.


                            [________________________________________],
                                 as Servicer

                            By:_______________________________________________
                               Name:
                               Title

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